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                                                                    Exhibit 23.1

(KPMG LOGO)

KPMG LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Exchange National Bancshares, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Exchange National Bancshares, Inc. (the Company) of our reports dated March 13, 2006, with respect to the consolidated balance sheets of the Company as of December 31, 2005 and 2004, the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of the Company.


                                        (KPMG LLP)

St. Louis, Missouri
August 9, 2006

           KPMG LLP, a U.S. limited liability partnership, is the U.S.
             member firm of KPMG international, a Swiss cooperative.